Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

May 20, 2024

Civitas Resources, Inc. 555 17th Street, Suite 3700 Denver, Colorado 80202

Re: Civitas Resources, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3ASR (Registration No. 333-263753) (as amended or supplemented, the “Registration Statement”) filed by Civitas Resources, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on March 21, 2022 under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the offer and sale by the Selling Stockholder (as defined below) from time to time, pursuant to Rule 415 under the Act, of the Shares (as defined below).

Pursuant to the Registration Statement, the Selling Stockholder has proposed to sell 6,956,520 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and up to an additional 1,043,478 shares of Common Stock to cover the exercise of the underwriters’ option to purchase additional shares of Common Stock (collectively, the “Shares”), all of which are proposed to be sold to the Underwriter (as defined below) pursuant to that certain Underwriting Agreement, dated as of May 15, 2024 (the “Underwriting Agreement”), among the Company, CPPIB Crestone Peak Resources Canada Inc., a Canadian corporation (the “Selling Stockholder”) and BofA Securities, Inc. (the “Underwriter”).

In connection with this opinion and the registration and sale of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the registration of the Shares and the sale of the Shares, (iii) the Registration Statement and the exhibits thereto, (iv) the base prospectus, dated March 21, 2022, filed with the Registration Statement relating to, among other things, the offering of the Shares, (v) the preliminary prospectus supplement, dated May 15, 2024, in the form filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares (the “Preliminary Prospectus Supplement”), (vi) the final prospectus supplement, dated May 15, 2024, in the form filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares (the “Final Prospectus Supplement” and, together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”) and (vii) the Underwriting Agreement.

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Civitas Resources, Inc.
May 20, 2024

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company.

Based upon and subject to the qualifications, assumptions and limitations and the further limitations set forth herein, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purpose. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Civitas Resources, Inc.
May 20, 2024

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP